EdR Names Bill Brewer as Chief Financial Officer

MEMPHIS, Tenn., Aug. 4, 2014 — EdR (NYSE:EDR), a leader in the development, ownership and management of high-quality collegiate housing, today announced that Bill Brewer has joined the company as executive vice president and chief financial officer effective immediately.

Mr. Brewer, 51, has spent five years as executive vice president and chief financial officer for Sedgwick Claims Management Services, Inc., the leading North American provider of technology-enabled claims and productivity management solutions.

Prior to joining Sedgwick, Mr. Brewer was with PricewaterhouseCoopers (PwC) for 24 years. During his tenure as an audit partner at PwC, he focused on a client base that consisted primarily of public and private real estate investment trusts across a variety of asset types.

“I have worked with Bill in a variety of endeavors during the last 20 years,” said Randy Churchey, EdR president and chief executive officer. “With his leadership and financial experience at the helm of our finance team, EdR will be well-positioned to continue growing while maintaining our strong financial discipline.”

Spencer Stuart, a leading global executive search consulting firm, represented EdR in its search for the new chief financial officer.

Drew Koester, who successfully led the EdR financial group during a time of active financial transactions as its interim principal financial officer and treasurer, will continue to be an integral part of EdR’s leadership team.

About EdR
EdR (NYSE:EDR) is one of America's largest owners, developers and managers of collegiate housing. EdR is a self-administered and self-managed real estate investment trust that owns or manages 67 communities with nearly 37,000 beds serving 55 universities in 22 states. For details, please visit the company's Web site at www.EdRtrust.com.

For more information, contact:
Randy Churchey, President and Chief Executive Officer
901-259-2500 rchurchey@EdRtrust.com

For media information or photography, contact:
Susan Jennings, Vice President, Corporate Communication and Marketing
901-259-2506 sjennings@EdRtrust.com

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Statements about the company's business that are not historical facts are "forward-looking statements." Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the company's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions "Item 1A. Risk Factors" and "Forward-Looking Statements" in our annual report on Form 10-K and under the caption "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the dates on which they are made, and the company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise, unless required by law.